UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2025

Alpha Cognition Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-42403	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 - 750 West Pender Street Vancouver, British Columbia	V6C 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  604-564-9244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	ACOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of John Havens

On April 7, 2025, John Havens informed Alpha Cognition Inc. (the “Company’) of his intention not to run for re-election to the Board of Directors (the “Board”) of the Company at the Company’s annual meeting of stockholders in 2025. Mr. Havens’ decision was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Robert Wills

On April 7, 2025, the Board appointed Robert Wills, Ph.D., (“Dr. Wills”) to the Board and Governance and Nominating Committee, effective April 7, 2025.

Dr. Wills brings decades of experience in the pharmaceutical and biotechnology industries, with a distinguished career in drug development, corporate strategy, and executive leadership. Dr. Wills joins the Board with over four decades of experience as a leader in the pharmaceutical industry. Dr Wills serves as Chairman of the Board of Milestone Pharmaceuticals, Inc. (Nasdaq: MIST), serves on as a board member at Parion Sciences, Inc., and a board member at Oncternal Therapeutics (Nasdaq: ONCT). Dr Wills previously served as the Chairman of the Board of CymaBay Therapeutics (Nasdaq: CBAY) prior to the acquisition by Gilead Sciences, Inc. in March 2024, and served as Executive Chairman of GTx, Inc. from 2015-2019. Prior to that he spent over 25 years at Johnson & Johnson. His roles included Vice President, Alliance Management, Janssen Pharmaceutical Companies of Johnson & Johnson and as Senior Vice President Global Development, where he was responsible for the R&D pipeline and a member of the R&D Board of Directors. Dr. Wills holds a B.S. in Biochemistry and a M.S. in Pharmaceutics from the University of Wisconsin and a Ph.D. in Pharmaceutics from the University of Texas.

Dr. Wills will receive an annual base salary of $40,000 as a member of the Board and $5,000 annually for his service on the Company’s Governance and Nominating Committee, in accordance with the Company’s non-employee director compensation policy.

In addition to his retainer and Governance Committee compensation, Dr. Wills received an initial grant of 35,575 stock options to purchase shares of the Company’s common stock at an exercise price of $4.83 per share (the “Stock Options”). The options will vest over 24 months, with 12.5% vesting on the grant date and remainder to vest 12.5% per quarter thereafter. Dr. Wills’ Stock Options were granted pursuant to the Company’s 2023 Stock Option Plan.

There is no arrangement or understanding between Dr. Wills and any other persons pursuant to which Dr. Wills was elected as a director. There is no family relationship between Dr. Wills and any director or executive officer of the Company, and except as stated herein, Dr. Wills does not have any direct or indirect material interest in any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA COGNITION INC.

	By:	/s/ Michael McFadden
Michael McFadden
Chief Executive Officer
Dated: April 10, 2025